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                                                                  EXHIBIT 10.114

                          FIRST AMENDMENT OF AGREEMENT

     This First Amendment of Agreement made this 5th day of June, 1997, by and between RUSS BERRIE AND COMPANY, INC., a New Jersey corporation having its principal place of business at 111 Bauer Drive, Oakland, New Jersey 07436 (the "Company") and A. CURTS COOKE, residing at 47 Hampshire Hill Road, Upper Saddle River, New Jersey 07458 (the "Executive").

                              W I T N E S S E T H:

     WHEREAS, Company and Executive entered into a certain Employment Agreement dated December 17, 1996, a copy of which is attached hereto; and

     WHEREAS, the Executive and Company have agreed to amend the Agreement dated December 17, 1996, the Agreement as amended hereinafter referred to as "the Agreement."

     NOW, THEREFORE, the parties agree, as follows:

     1. Paragraph 1 shall be amended, as follows:

     "This Agreement shall be effective from December 12, 1996 until January 31, 1999, on the terms and conditions set forth herein."

     2. Paragraph 2 appearing on the second page of the Agreement shall be amended to read, as follows:

     For the year 1996, the Executive will receive the Executive Incentive Plan Bonus and any performance bonus if payable, and to participate in the Company's profit-sharing/Section 401(k) plan for 1996 and Russ Berrie and Company, Inc. 1994 Stock Option and Restricted Stock Plan. For year 1997, the Executive will have the right to participate in the Company's

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     Super Management Incentive Plan Bonus and profit sharing/Section 401 K Plan for 1997 and any stock option plan in effect for the year 1997 applicable to the Executive, excluding, however, the right to receive restricted stock. If the Company pays a performance bonus to executives and/or a Christmas bonus to all employees of the Company, then, the Executive will have the right to participate as to such performance and/or such Christmas bonus. The Executive has requested a reduction in his total compensation so as to reflect additional time to be taken by the Executive for vacation in excess of vacation time historically taken in the past by the Executive.

     3. Paragraphs 3, 5, 7, 9 and 10 of the Agreement shall be amended to provide that whenever the date "June 30, 1997" appears, said date shall be omitted and substituted with "January 31, 1998", and whenever the date "June 30, 1998" appears, that date shall be omitted and substituted with "January 31, 1999".

     4. Paragraph 12 shall be amended by a change to subparagraph (iii) and adding subparagraph (iv) to subpart (c) of paragraph 12 to read, as follows:

     "(iii) breach by the Executive of any of the provisions of Paragraph 14 of this Agreement; or

     (iv) Executive resigns from his position as President."

     5. Paragraph 7 shall be amended to provide that the automobile allowance shall be changed from $5,000.00 to $10,833.00.

     6. Except as otherwise set forth above, the parties ratify and confirm the terms and conditions of the Agreement as amended by this first amendment.


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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.


WITNESS:

/s/ Sue Strunck                    /s/ A. Curts Cooke
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                                   A. CURTS COOKE


                                   RUSS BERRIE AND COMPANY, INC.

                                   By: /s/ Russell Berrie
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                                      RUSSELL BERRIE
                                      Chairman of the Board



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